                                                                   Exhibit A-3.1



                       FORM OF CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES 1 JUNIOR PREFERRED
                               STOCK OF CONECTIV


                            ------------------------

                         Pursuant to Section 151 of the
                           General Corporation Law of
                             the State of Delaware

                           -------------------------


         Conectiv, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

         that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation, and, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a duly called meeting held on [
], at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on
the date hereof creating a class of [     ] shares of Preferred Stock having a
par value of $.01 per share, designated as Series 1 Junior Preferred Stock.

         RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of preferred stock, par value $.01 per share, of the Corporation, designated as Series 1 Junior Preferred Stock having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

         Section 1. Designation and Amount. The shares of such class shall be designated as "Series 1 Junior Preferred Stock" (the "Series 1 Preferred
Stock") and the number of shares constituting such class shall be [        ].
Such number of shares may be
increased or decreased by resolution of the Board of Directors, provided that no such decrease shall reduce the number of shares of the Series 1 Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into Series 1 Preferred Stock. All capitalized terms used herein have the meanings ascribed to them in the Restated Certificate of Incorporation of the Corporation (the "Certificate"), unless otherwise defined herein.

         Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock of the Corporation ranking prior and superior to the shares of Series 1 Preferred Stock with respect to dividends, each holder of a share (a "Share") of Series 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Share of Series 1 Preferred Stock, in an amount per Share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Company Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series 1 Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Company Common Stock or a subdivision of the outstanding shares of Company Common Stock, by reclassification or otherwise) declared on shares of Company Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series 1 Preferred Stock. In the
event that the Corporation shall at any time after [   ] (the "Rights
Declaration Date") (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock or (iii) combine outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Share of Series 1 Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on Shares of Series 1 Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Company Common Stock (other than a dividend or distribution payable in shares of Company Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Company Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Date, a dividend of $1.00 per Share on the Series 1 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Share of Series 1 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Share of Series 1 Preferred Stock, unless the date of issuance of such Share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Share shall begin to accrue from the date of issuance of such Share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Shares of Series 1 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Shares of Series 1 Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all Shares of Series 1 Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Shares of Series 1 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of Shares of Series 1 Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each Share of Series 1 Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of Company Common Stock of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock or (iii) combine the outstanding shares of Company Common Stock into a small number of shares, then in each such case the number of votes per Share to which holders of Shares of Series 1 Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or in any other Certificate of Designation creating a series of preferred stock, or any similar stock, or by law, the holders of Shares of Series 1 Preferred Stock, the holders of shares of Company Common

Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally, together with the Company Common Stock, shall vote together as one class on all matters submitted to a vote of the holders of such stock.

         (C) (i) If at any time dividends on any Shares of Series 1 Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Shares of Series 1 Preferred Stock then outstanding shall have been declared and paid or set apart for payment, the holders of the outstanding Shares of Series 1 Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), shall have the right to elect two Directors to the Board of Directors of the Corporation at the Corporation's next annual meeting of stockholders, and so long as such default period continues, shall have the right to elect a successor to each of the two Directors so elected upon the expiration of their respective terms, such right to be exercised at the subsequent annual meeting or meetings at which the respective terms of such Directors expire. Any Director who shall have been so elected pursuant to this paragraph may be removed only for cause. If the office of any Director elected by the holders of Shares of Series 1 Preferred Stock pursuant to this paragraph becomes vacant for any reason, the remaining Director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, and if the offices of both such Directors elected by the holders of Shares of Series 1 Preferred Stock pursuant to this paragraph become vacant for any reason, such vacancies may be filled for the unexpired term in respect of which such vacancy occurred only by the affirmative vote of the holders of the outstanding Shares of Series 1 Preferred Stock, together with the holders of the outstanding shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class).

                 (ii) The voting rights vested pursuant to paragraph (C)(i) hereof in the holders of the outstanding Shares of Series 1 Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), may not be exercised at any annual meeting unless one-third of the outstanding shares of stock of the corporation upon which such voting rights have been conferred shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Company Common and Class A Common Stock shall not affect the exercise by the holders of Shares of Series 1 Preferred Stock of such rights. In connection with the election of Directors pursuant to paragraph (C)(i) hereof, each holder of Shares of Series 1 Preferred Stock shall be entitled to one vote for each one one-hundredth of a Share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

                 (iii) During any default period, the holders of shares of Company Common Stock, Class A Common Stock, and Shares of Series 1 Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect (voting together as a class) all the Directors other than the two Directors to be elected pursuant to paragraph
(C)(i) hereof by the holders of the outstanding shares of Series 1 Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class).

                 (iv) Immediately upon the expiration of a default period, (x) the right of the holders of Shares of Series 1 Preferred Stock to elect Directors pursuant to paragraph (C)(i) hereof shall cease (subject to re-vesting in the event of each and every subsequent default of the character mentioned in paragraph (C)(i) above), and (y) the term of any Directors elected by the holders of Shares of Series 1 Preferred Stock pursuant to paragraph
(C)(i) hereof shall terminate.

         (D) Except as set forth herein, holders of Shares of Series 1 Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of share of Company Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Shares of Series 1 Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Shares of Series 1 Preferred Stock shall have been paid in full, the Corporation shall not

                 (i) declare or pay dividends on, or make any other distributions on, any shares of Junior Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock, except dividends paid ratably on Shares of Series 1 Preferred Stock and shares of all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Shares and all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any Junior Stock;

                 (iv) redeem or purchase or otherwise acquire for consideration any Shares of Series 1 Preferred Stock, or any Parity Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates, and other relative rights and preferences of the respective series and classes, shall determine in good faith, will result in fair an equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any Shares of Series 1 Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.01 per share, and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate, or in any other Certificate of Designation creating series of Preferred Stock, per value $.01 per share, or any similar stock, or as otherwise restricted by law.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation no distribution shall be made (i) to the holders of shares of Junior Stock unless the holders of Shares of Series 1 Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $1.00 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to 100 times the aggregate per share amount to be distributed to holders of shares of Company Common Stock, or (ii) to the holders of shares of Parity Stock, unless simultaneously therewith distributions are made ratably on Shares of Series 1 Preferred Stock and all other shares of such Parity Stock in proportion to the total amounts to which the holders of Shares of Series 1 Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such Parity Stock are entitled, in each case upon such liquidation, dissolution or winding up.

         (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock, or (iii) combine outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Shares of Series 1 Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Company Common Stock are exchanged for or converted into other stock, securities, cash, and/or any other property, then in any such case Shares of Series 1 Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash, and/or other property (payable in kind), as the case may be, into which or for which each share of Company Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock, or (iii) combine outstanding Company Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Shares of Series 1 Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The Shares of Series 1 Preferred Stock shall not be redeemable.

         Section 9. Ranking. Except as provided below, the Series 1 Preferred Stock shall rank junior to all other series of Preferred Stock, par value $.01 per share, and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. The Series 1 Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution, or winding up, to the Company Common Stock and the Class A Common Stock. Notwithstanding anything to the contrary in this
Section 9, the Series 1 Preferred Stock shall rank on parity, as to dividends and upon liquidation, dissolution, and winding up, with the Series 2 Junior Preferred Stock.


         Section 10. Amendment. Except as set forth in Section 1 hereof, the Certificate, including, without limitation, this Certificate of Designation shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation in any manner that would alter or change the powers, preferences or special rights of the Series 1 Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding Shares of Series 1 Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. The Series 1 Preferred Stock may be issued in fractions of one one-hundredth of a Share or other fractions of a share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series 1 Preferred Stock.

         (A) The term "Company Common Stock" shall mean the class of stock designated as the Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such Company Common Stock.


         (B) The term "Class A Common Stock" shall mean the class of stock designated as the Class A Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes of reclassification of such Class A Common Stock.

         (C) The term "Junior Stock" (i) as used in Section 4, shall mean the Company Common Stock, the Class A Common Stock, and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series 1 Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Company Common Stock, the Class A Common Stock, and any other class or series of capital stock of the Corporation over which the Series 1 Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         (D) The term "Parity Stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series 1 Preferred Stock as to the payment of dividends, including the Series 2 Preferred Stock and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation hereinafter authorized or issued and ranking pari passu with the Series 1 Preferred Stock as to the distribution of assets on any liquidation, dissolution, or winding up of the Corporation, including the Series 2 Preferred Stock.

                        [SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Conectiv has caused this Certificate to be signed by its Chairman and Chief Executive Officer this ___ day of ___________, 1998.

                                              CONECTIV


                                              By
                                                --------------------------------
                                                  Howard E. Cosgrove
                                                  Chairman and Chief Executive
                                                  Officer